USA TODAY Co. Announces Third Quarter Results, $100 Million Cost Reduction Program
& Plans to Opportunistically Repurchase Shares

NEW YORK, NY — November 5, 2026 — USA TODAY Co., Inc. ("USA TODAY Co.", "we", "us", "our", or the "Company") (NYSE: TDAY) today reported its financial results for the third quarter ended September 30, 2026.

"In the third quarter, we felt the impacts of the changes in consumer search along with some inflationary pressures. At the same time, we saw encouraging underlying signals in the categories that we believe are most important to our future. Audience trends showed signs of stabilization, engagement strengthened across our platforms, and we continued to grow the digital revenue categories that are central to our strategy, including direct-sold digital advertising, digital-only subscriptions, and digital other," said Michael Reed, Chairman and Chief Executive Officer.

"At the end of the third quarter, we implemented our new $100 million annualized cost reduction program, establishing a lower cost structure that is already benefiting our fourth-quarter run rate. Together with the positive momentum across our digital portfolio, we expect these improvements to drive significant sequential growth in Adjusted EBITDA and free cash flow, as well as substantial margin expansion in the fourth quarter. Moving forward, we will continue to pursue additional opportunities to lower our cost structure."

"Our Ad Tech litigation continues to advance, and we had some nice developments in the third quarter. Google's motion for summary judgment was recently denied, and our trial date has been set for April 5, 2027. The court's ruling also made public our damages calculation, which totaled $901 million through 2024. We expect to update that calculation ahead of trial to reflect additional damages incurred since then. Importantly, the $901 million does not include the potential for treble damages. We look forward to April 5th."

"We believe our current market valuation does not fully reflect the underlying value of our business or its long-term potential. We have $96.9 million available under our authorized Stock Repurchase Program and plan to be opportunistic with share repurchases in the fourth quarter."

Third Quarter 2026 Financial Highlights:
•Total revenues of $519.2 million decreased 7.4% year-over-year
◦Same store revenues(1) decreased 5.8% year-over-year, reflecting a sequential improvement of 30 basis points compared to the second quarter of 2026
•Total digital revenues of $249.3 million, or 48.0% of total revenues
•Net loss attributable to USA TODAY Co. of $4.6 million
•Total Adjusted EBITDA(1) of $36.6 million
•Cash provided by operating activities of $16.7 million
•Free cash flow(1) of $4.3 million

Third Quarter 2026 Digital Highlights:
•161 million average monthly unique visitors(2), which increased from 158 million average monthly unique visitors(3) in the second quarter of 2026
•Digital advertising revenues of $75.0 million
(1) Total Adjusted EBITDA, Segment Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow, and Same store revenues are non-GAAP measures. See "Use of Non-GAAP Information" below for information about these non-GAAP measures.
(2) 161 million average monthly unique visitors in the third quarter of 2026 with approximately 108 million average monthly unique visitors coming from our U.S. media network, which includes USA TODAY (as measured by © 2026 Comscore, Media Metrix (September 2026), Desktop + Mobile) and approximately 53 million average monthly unique visitors resulting from our U.K. digital properties (based on Adobe Analytics).
(3) 158 million average monthly unique visitors in the second quarter of 2026 with approximately 107 million average monthly unique visitors coming from our U.S. media network, which includes USA TODAY (as measured by © 2026 Comscore, Media Metrix (June 2026), Desktop + Mobile) and approximately 51 million average monthly unique visitors resulting from our U.K. digital properties (based on Adobe Analytics).

•Digital-only subscription revenues of $46.0 million, representing the third consecutive quarter of year-over-year growth
◦Record high digital-only average revenue per user(4) of $10.82, an increase of 23% year-over-year
•LocaliQ segment core platform revenues(4) of $105.4 million
◦Record high core platform average revenue per user(4) of $2,996, an increase of 6% year-over-year

Third Quarter 2026 Capital Structure Highlights:
•Cash and cash equivalents of $68.2 million as of September 30, 2026
•Total debt principal outstanding at September 30, 2026 was $952.9 million, including $705.1 million in first lien debt
•First lien net leverage(5) was 2.5x, a decrease of 8.2% year-over-year
•The Company received a waiver from certain lenders of its $900.0 million five-year first lien term loan facility (the "2029 Term Loan Facility") and certain holders of its 6.000% Senior Secured Convertible Notes due 2031 (the "2031 Notes") to permit the Company to enter into strategic agreements with Lee Enterprises, Incorporated ("Lee Enterprises") to acquire the remaining 50% interest in TNI Partners and assume full ownership and operations of the Arizona Daily Star (the "TNI acquisition"). The Company also transferred its Montana and South Dakota publications to Lee Enterprises (collectively with the TNI acquisition, the "Lee Transactions"). The Lee Transactions did not result in the incurrence or assumption of any additional indebtedness.
•Subsequent to the third quarter of 2026, the Company's 2029 Term Loan Facility was amended (the "November 2029 Amendment") to permit the Company to incur, not later than 45 days after the date of the November 2029 Amendment, incremental debt financing under the 2029 Term Loan Facility in an aggregate principal amount not to exceed $50.0 million from funds managed by affiliates of Apollo Global Management Inc. The proceeds of such incremental debt financing may be used by the Company to repurchase shares of the Company's common stock on or prior to December 31, 2026. In connection with the November 2029 Amendment, the Company received consent from certain lenders under its 2029 Term Loan Facility and certain holders of its 2031 Notes to permit the Company to undertake the share repurchases described above.

Business Outlook:(6)
The Company is updating its full year 2026 outlook.
•Full Year 2026 Business Outlook(6)
◦Total revenues are expected to be down in the mid-single digits on a same store basis(1)
▪Total digital revenues are expected to make up 50%+ of total revenues during 2027
◦Net income attributable to USA TODAY Co. is expected to grow versus the prior year; expect sequential improvement in the fourth quarter of 2026
◦Total Adjusted EBITDA(1), cash provided by operating activities, and free cash flow(1) are expected to decline versus the prior year; expect sequential improvement in the fourth quarter of 2026
(4) See "Key Performance Indicators" below for additional information.
(5) As of September 30, 2026, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of our 2029 Term Loan Facility and dividing that by Q3 2026 LTM Total Adjusted EBITDA. The 6% Senior Secured Convertible Notes due 2027 and 2031 Notes are secured by liens junior to those securing our 2029 Term Loan Facility.
(6) Projections are based on Company estimates as of November 5, 2026 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any possible future acquisitions or dispositions. The Company's future financial results could differ materially from the Company's current estimates.

Financial Highlights:7

In thousands	Third Quarter 2026
Total revenues	$519,243
Net loss attributable to USA TODAY Co.	(4,605)
Total Adjusted EBITDA(7)	36,602
Adjusted net income attributable to USA TODAY Co.(7)	1,366
Cash provided by operating activities	16,664
Free cash flow(7)	4,340

Earnings Conference Call

Management will host a conference call on Thursday, November 5, 2026 at 8:30 A.M. Eastern Time to review the financial and operating results for the period. A copy of the earnings release will be posted to the Investor Relations section of USA TODAY Co.'s website, investors.usatodayco.com. The conference call may be accessed by dialing 1-888-506-0062 (from within the U.S.) or 1-973-528-0011 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "USA TODAY Co. Third Quarter Earnings Call" or access code "961743". We use our website as a channel of distribution for important Company information and we use the investors.usatodayco.com website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.usatodayco.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call's completion through 11:59 P.M. Eastern Time on Thursday, November 19, 2026 by dialing 1-877-481-4010 (from within the U.S.) or 1-919-882-2331 (from outside of the U.S.); please reference access code "54451". A transcript of our earnings call held today also will be posted to the investors.usatodayco.com website.

About USA TODAY Co.

USA TODAY Co., Inc. (NYSE: TDAY) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. Our mission is to inspire, inform, and connect audiences. As a media and digital marketing solutions company we are focused on sustainable growth. Through our trusted brands, including the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and our network of local properties, in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom, we provide essential journalism, local content, and digital experiences to audiences and businesses. We deliver trusted unbiased journalism when and where consumers want it. LocaliQ, our digital marketing solutions brand, supports small and medium-sized businesses with innovative digital marketing products and solutions.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our full year 2026 business outlook, statements regarding our business outlook, digital revenue and digital other revenues performance and growth, our digital advertising business, expectations regarding our cash from operating activities, free cash flows, margin expansion, revenues, net income (loss) attributable to USA TODAY Co., Total Adjusted EBITDA, same store revenues and cash flows, plans with respect to share repurchases, expectations regarding our long-term growth, sustainable growth, revenue inflection point, and audience stabilization and growth, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our ability to protect our content, expand AI-related monetization opportunities and our pipeline of AI opportunities, growth of our AI content licensing, our expectations with respect to our lawsuit against Google, our expected capital expenditures, expectations regarding our assets, our strategy, our partnerships, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost structure, future revenue and expense trends, and our ability to influence trends. Words such as "expect", "believe", "will", "can", "position us", "plan", "initiative", "building", "opportunity", "outlook", "guidance", "optimistic", "estimate", "projection", "trend", "focus", and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our
(7) Refer to "Use of Non-GAAP Information" below for the Company's definition of Total Adjusted EBITDA, Adjusted net income (loss) attributable to USA TODAY Co., and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company's most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Heather Gidaly
Investor Relations	Corporate Communications
703-854-3000	845-304-3282
investors@usatodayco.com	hgidaly@usatodayco.com

# # #

USA TODAY CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except number of shares and par value	September 30, 2026	December 31, 2025
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$68,228	$90,213
Accounts receivable, net of allowance for credit losses of $12,294 and $13,600 as of September 30, 2026 and December 31, 2025, respectively	209,940	223,551
Inventory	14,825	12,888
Prepaid expenses	52,829	45,959
Other current assets	18,221	16,566
Total current assets	364,043	389,177
Property, plant and equipment, net of accumulated depreciation of $386,545 and $368,358 as of September 30, 2026 and December 31, 2025, respectively	160,189	178,461
Operating lease assets	105,211	122,513
Goodwill	531,945	518,762
Intangible assets, net	306,610	337,845
Deferred tax assets	75,111	77,858
Pension and other assets	216,522	212,542
Total assets	$1,759,631	$1,837,158
Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$288,964	$308,152
Deferred revenue	102,877	105,398
Current portion of long-term debt	70,741	69,315
Operating lease liabilities	29,814	33,435
Other current liabilities	4,329	1,483
Total current liabilities	496,725	517,783
Long-term debt	622,746	645,811
Convertible debt	240,524	239,112
Deferred tax liabilities	12,893	8,142
Pension and other postretirement benefit obligations	32,985	34,170
Long-term operating lease liabilities	125,526	146,421
Other long-term liabilities	81,802	91,107
Total noncurrent liabilities	1,116,476	1,164,763
Total liabilities	1,613,201	1,682,546
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, none of which were issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized; 160,032,237 shares issued and 147,837,915 shares outstanding at September 30, 2026; 159,912,152 shares issued and 147,124,756 shares outstanding at December 31, 2025	1,600	1,599
Treasury stock, at cost, 12,194,322 shares and 12,787,396 shares at September 30, 2026 and December 31, 2025, respectively	(24,317)	(23,607)
Additional paid-in capital	1,259,961	1,287,821
Accumulated deficit	(1,027,386)	(1,051,797)
Accumulated other comprehensive loss	(62,937)	(58,905)
Total USA TODAY Co. stockholders' equity	146,921	155,111
Noncontrolling interests	(491)	(499)
Total equity	146,430	154,612
Total liabilities and equity	$1,759,631	$1,837,158

USA TODAY CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended September 30,
In thousands, except per share amounts	2026	2025
Digital	$249,327	$262,744
Print and commercial	269,916	298,052
Total revenues	519,243	560,796
Operating costs	337,220	352,306
Selling, general and administrative expenses	148,584	153,743
Depreciation and amortization	31,487	43,211
Integration and reorganization costs	18,042	15,708
Gain on sale or disposal of assets, net	(10,341)	(62)
Interest expense	20,799	23,835
Loss on early extinguishment of debt	—	24
Equity income in unconsolidated investees, net	(533)	(549)
Other (income) expense, net	(20,225)	(5,806)
Loss before income taxes	(5,790)	(21,614)
(Benefit) provision for income taxes	(1,177)	17,635
Net loss	(4,613)	(39,249)
Net loss attributable to noncontrolling interests	(8)	—
Net loss attributable to USA TODAY Co.	$(4,605)	$(39,249)

Loss per share attributable to USA TODAY Co. - basic	$(0.03)	$(0.27)
Loss per share attributable to USA TODAY Co. - diluted	$(0.03)	$(0.27)

USA TODAY CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Nine months ended September 30,
In thousands	2026	2025
Operating activities
Net income	$24,419	$31,816
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	93,896	128,489
Share-based compensation expense	7,202	6,838
Non-cash interest expense	4,441	4,567
Gain on sale or disposal of assets, net	(17,891)	(22,326)
Loss on early extinguishment of debt	75	1,481
Asset impairments	—	2,075
Pension and other postretirement benefit obligations	(10,023)	(9,675)
Equity income in unconsolidated investees, net	(1,740)	(1,583)
Gain on remeasurement of previously held equity interest	(16,813)	—
Change in other assets and liabilities, net	(12,268)	(70,656)
Cash provided by operating activities	71,298	71,026
Investing activities
Purchase of property, plant and equipment	(41,250)	(38,901)
Proceeds from sale of real estate and other assets	9,476	51,359
Proceeds from the sale of investments	—	6,161
Change in other investing activities	—	(1,000)
Cash (used for) provided by investing activities	(31,774)	17,619
Financing activities
Payments of deferred financing costs	—	(992)
Borrowings of long-term debt	14,652	15,000
Repayments of long-term debt	(39,396)	(116,393)
Repurchase of convertible debt	—	(14,647)
Payment to former partner	(28,475)	—
Payments of taxes withheld on share-based awards	(7,291)	(3,064)
Changes in other financing activities	(26)	(610)
Cash used for financing activities	(60,536)	(120,706)
Effect of currency exchange rate change on cash	(822)	(1,302)
Decrease in cash, cash equivalents and restricted cash	(21,834)	(33,363)
Cash, cash equivalents and restricted cash at beginning of period	97,812	116,181
Cash, cash equivalents and restricted cash at end of period	$75,978	$82,818

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. generally accepted accounting principles ("U.S. GAAP") basis. We define our non-GAAP financial performance and liquidity measures as follows:

•Total Adjusted EBITDA, Segment Adjusted EBITDA and Segment Adjusted EBITDA margin are non-GAAP financial performance measures we believe offer a useful view of the overall operation of our business, and may be different than similarly-titled measures used by other companies. We define Total Adjusted EBITDA as Segment Adjusted EBITDA plus Corporate. Segment Adjusted EBITDA, as presented in the notes to our Condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2026, is defined as revenues less (1) operating costs and (2) selling, general and administrative expenses, plus (3) equity (income) loss in unconsolidated investees, net. Segment Adjusted EBITDA also does not include: (1) Income tax expense (benefit), (2) Noncontrolling interest, (3) Interest expense, (4) Gains or losses on the early extinguishment of debt, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Asset impairments, (9) Goodwill and intangible impairments, (10) Gains or losses on the sale or disposal of assets, (11) Share-based compensation expense, and (12) Other (income) expense, net. Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

•Total Adjusted EBITDA margin is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Total Adjusted EBITDA margin as Total Adjusted EBITDA divided by total Revenues.

•Adjusted net income (loss) attributable to USA TODAY Co. is a non-GAAP financial performance measure we believe offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. We define Adjusted net income (loss) attributable to USA TODAY Co. as Net income (loss) attributable to USA TODAY Co. before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) Other items, including (Gain) loss on sale of investments, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. We define Free cash flow as Cash provided by (used for) operating activities as reported on the Condensed consolidated statements of cash flows including the impact of (i) capital expenditures and excluding the impact of (ii) third-party debt expenses associated with the refinancing of debt. The result is a figure representing Free cash flow available for use in operations, additional investments, ongoing debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial liquidity measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP financial performance measure based on our U.S. GAAP revenues for the current period, excluding (1) acquired revenues, (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues are not measurements of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial performance and liquidity measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of core expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Non-GAAP Measures

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Total Adjusted EBITDA, Segment Adjusted EBITDA and Adjusted net income (loss) attributable to USA TODAY Co. using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the exclusion of the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which are items that may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial performance and liquidity measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues are not alternatives to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, segment revenues, segment margin, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measures. We strongly urge you to review the reconciliations of Net income (loss) attributable to USA TODAY Co. to Total Adjusted EBITDA, Net income (loss) attributable to USA TODAY Co. margin to Total Adjusted EBITDA margin, Segment revenues to Segment Adjusted EBITDA and Segment Adjusted EBITDA margin, Net income (loss) attributable to USA TODAY Co. to Adjusted net income (loss) attributable to USA TODAY Co., Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our Condensed consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial performance or liquidity measure to evaluate our business. In addition, because Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues measures as presented in this release may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our full year 2026 business outlook included in this release includes certain non-GAAP financial performance and liquidity measures, including Same store revenues, Total Adjusted EBITDA, and Free cash flow. The outlook for each of these non-GAAP items does not factor in the impact of any future acquisitions or dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures. We have not reconciled non-GAAP forward-looking Same store revenues, Total Adjusted EBITDA, and Free cash flow to their most directly comparable U.S. GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary U.S. GAAP components largely because forecasting or predicting our future operating results is subject to many factors or future events that are out of our control, and because forecasts or predictions of such U.S. GAAP components are unavailable or not readily predictable, and could significantly impact, either individually or in the aggregate, our comparable U.S. GAAP measures. Accordingly, we are unable to provide a full reconciliation of the non-GAAP measures used in our outlook without unreasonable efforts.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended September 30, 2026
In thousands	USA TODAY Media	Newsquest	LocaliQ
Segment revenues	$380,601	$59,464	$105,684
Operating costs	253,761	30,333	76,974
Selling, general and administrative expenses	103,558	15,286	21,429
Equity income in unconsolidated investees, net	(533)	—	—
Segment Adjusted EBITDA	$23,815	$13,845	$7,281
Segment Adjusted EBITDA margin(1)	6.3%	23.3%	6.9%
(1) Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

	Three months ended September 30, 2025
In thousands	USA TODAY Media	Newsquest	LocaliQ
Segment revenues	$417,055	$61,023	$114,418
Operating costs	265,874	30,863	84,345
Selling, general and administrative expenses	116,315	15,605	20,293
Equity income in unconsolidated investees, net	(549)	—	—
Segment Adjusted EBITDA	$35,415	$14,555	$9,780
Segment Adjusted EBITDA margin(1)	8.5%	23.9%	8.5%
(1) Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO. to TOTAL ADJUSTED EBITDA and NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO. MARGIN and TOTAL ADJUSTED EBITDA MARGIN
(Unaudited)

Table No. 5	Three months ended September 30,
In thousands	2026	2025
Net loss attributable to USA TODAY Co.	$(4,605)	$(39,249)
(Benefit) provision for income taxes	(1,177)	17,635
Net loss attributable to noncontrolling interests	(8)	—
Interest expense	20,799	23,835
Loss on early extinguishment of debt	—	24
Depreciation and amortization	31,487	43,211
Integration and reorganization costs(1)	18,042	15,708
Gain on sale or disposal of assets, net	(10,341)	(62)
Share-based compensation	2,630	1,877
Other (income) expense, net(2)	(20,225)	(5,806)
Total Adjusted EBITDA	$36,602	$57,173
Net loss attributable to USA TODAY Co. margin	(0.9)%	(7.0)%
Total Adjusted EBITDA margin(3)	7.0%	10.2%
(1)    For the three months ended September 30, 2026 and 2025, Integration and reorganization costs mainly reflect severance-related expenses and other reorganization-related costs, designed primarily to right-size the Company's employee base, consolidate facilities and improve operations.
(2)    For the three months ended September 30, 2026, Other (income) expense, net primarily reflected a gain on remeasurement of previously held equity interest, the components of net periodic pension and postretirement benefits other than service cost and Google litigation costs (including related reimbursements) and other legal settlements. For the three months ended September 30, 2025, Other (income) expense, net primarily reflected (gains) losses from the sale of investments, Google litigation costs and other legal settlements, the components of net periodic pension and postretirement benefits other than service cost, third-party debt costs, and consulting fees related to a discrete initiative to reformulate our go-to-market strategy and post-sales processes.
(3)    Total Adjusted EBITDA margin is defined as Total Adjusted EBITDA divided by Total Revenues.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO. to ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO.
(Unaudited)

Table No. 6	Three months ended September 30,
In thousands	2026	2025
Net loss attributable to USA TODAY Co.	$(4,605)	$(39,249)
Loss on early extinguishment of debt	—	24
Integration and reorganization costs	18,042	15,708
Third-party debt expenses and acquisition costs(1)	60	1,026
Gain on sale or disposal of assets, net	(10,341)	(62)
Other items	140	(5,684)
Subtotal	3,296	(28,237)
Tax impact of above items	(1,930)	(2,784)
Adjusted net income (loss) attributable to USA TODAY Co.	$1,366	$(31,021)
(1)    Third-party debt expenses and acquisition costs are included in Other (income) expense, net on the Consolidated statement of operations.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended September 30,
In thousands	2026	2025
Cash provided by operating activities	$16,664	$15,163
Capital expenditures	(12,560)	(10,297)
Third-party debt expenses	236	14
Free cash flow(1)	$4,340	$4,880
(1) For the three months ended September 30, 2026 and 2025, free cash flow was negatively impacted by interest paid of $15.2 million and $18.9 million, respectively, and integration and reorganization costs of $4.2 million and $8.3 million. For the three months ended September 30, 2026, free cash flow was positively impacted by other costs of $6.1 million and for the three months ended September 30, 2025, free cash flow was negatively impacted by other costs of $1.3 million.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED & DIGITAL
(Unaudited)

Table No. 8	Three months ended September 30,
In thousands	2026	2025	% Change
Total revenues	$519,243	$560,796	(7.4)%
Currency impact	(174)	—
Exited operations(1)	—	(9,635)
Same store total revenues	$519,069	$551,161	(5.8)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

	Three months ended September 30,
In thousands	2026	2025	% Change
Digital revenues	$249,327	$262,744	(5.1)%
Currency impact	(304)	—
Exited operations(1)	—	(2,790)
Same store digital revenues	$249,023	$259,954	(4.2)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

KEY PERFORMANCE INDICATORS

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

We define Digital-only average revenue per user ("ARPU") as digital-only subscription average monthly revenues divided by the average digital-only paid subscriptions within the respective period. We define Core platform ARPU as core platform average monthly revenues divided by average monthly customer count within the period. We define core platform revenues as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

Management believes Digital-only ARPU, Core platform ARPU, digital-only paid subscriptions, core platform revenues and core platform average customer count are KPIs that offer useful information in understanding consumer behavior, trends in our business, and our overall operating results. Management utilizes these KPIs to track and analyze trends across our segments.

USA TODAY CO., INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

Table No. 9	Three months ended September 30,
In thousands, except ARPU	2026	2025	Change	% Change
Digital-only ARPU:
USA TODAY Media	$11.45	$9.03	$2.42	27%
Newsquest	$5.76	$6.08	$(0.32)	(5)%
USA TODAY Co.	$10.82	$8.80	$2.02	23%

Table No. 10	Three months ended September 30,
In thousands, except ARPU	2026	2025	Change	% Change
LocaliQ Core platform:
Core platform revenues	$105,362	$113,959	$(8,597)	(8)%
Core platform ARPU	$2,996	$2,828	$168	6%
Core platform average customer count	11.7	13.4	(1.7)	(13)%

Table No. 11	As of September 30,
In thousands	2026	2025	% Change
Digital-only paid subscriptions:
USA TODAY Media	1,236	1,452	(15)%
Newsquest	160	139	15%
Total USA TODAY Co.	1,396	1,591	(12)%